Exhibit 4.5.3

Execution Copy

THE DOE RUN RESOURCES CORPORATION

and

STATE STREET BANK AND TRUST COMPANY,

as

Warrant Agent

WARRANT AGREEMENT

Dated as of October 29, 2002

WARRANT AGREEMENT

TABLE OF CONTENTS(1)

(1)                           This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

i

WARRANT AGREEMENT (this “Agreement”) dated as of October 29, 2002 between The Doe Run Resources Corporation, a New York corporation (the “Company”), and State Street Bank and Trust Company, a Massachusetts trust company, as Warrant Agent (the “Warrant Agent”).

WHEREAS, the Company proposes to issue Series A Warrants, as hereinafter described (the “Series A Warrants”), which in the aggregate initially entitle the holders of the Series A Warrants to purchase, at an Initial Exercise Price of $5,997 per share, 644.7813 shares of  Common Stock, par value $0.10 per share, of the Company (representing 38.67% of the Common Stock outstanding on a diluted basis, determined in accordance with GAAP, but after giving effect to the exercise of such Warrants) on the date such Warrants are issued (the Common Stock issuable on exercise of any Warrant being referred to herein as the “Warrant Shares”), in connection with the Indenture (as amended, supplemented and otherwise modified from time to time, the “Indenture”) dated as of the date hereof among the Company, the guarantors named therein, and State Street Bank and Trust Company, as Trustee (the “Trustee”).

WHEREAS, each holder of 11¾ Notes due 2008 issued under the Indenture shall receive its proportionate share of Series A Warrants to purchase 664.7813 Warrant Shares.

WHEREAS, the Company may in the future issue one or more additional series of Warrants (the “Additional Warrants” and together with the Series A Warrants, the “Warrants”) to holders of the Series A Warrants in accordance with the terms of this Agreement.

WHEREAS, upon exercise of any Warrants, the Warrantholder shall own Warrant Shares, which shall continue to be subject to the terms of this Agreement.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of Warrants, the issue, transfer and exchange of the Warrant Shares and other matters as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.  Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 2.  Warrant Certificates; Warrant Shares.  The certificates evidencing the Warrants (the “Warrant Certificates”) to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the forms set forth in Exhibit A (with respect to the Series A Warrants) or Exhibit B (with respect to any Additional Warrants) attached hereto.  The certificates evidencing the Warrant Shares to be delivered upon exercise of a Warrant (the “Warrant Share Certificates”) shall be substantially in the form of the specimen certificate attached hereto as Exhibit C.

SECTION 3.  Execution of Warrant Certificates and Warrant Share Certificates.  Warrant Certificates shall be signed on behalf of the Company by its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

The Warrant Share Certificates shall be executed in accordance with the by-laws of the Company.

SECTION 4.  Registration and Countersignature; Representations.  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the President, a Vice President, the Treasurer or the Chief Financial Officer of the Company, initially countersign, issue and deliver such number of Warrants as are set forth in such written instructions, and the Warrant Agent shall be fully protected in conclusively relying on such written instructions.  Such written instructions shall not instruct the Warrant Agent to countersign Series A Warrants entitling the holders thereof to purchase more than the number of Warrant Shares referred to above in the first recital hereof or Additional Warrants entitling the holders thereof to purchase more than the number of Warrant Shares determined in accordance with Section 6.3.2 for such series of Additional Warrants.  The Warrant Agent shall also countersign and deliver Warrants as otherwise provided in this Agreement.

The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates and the Warrant Shares as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

In order to induce the Company to enter into this Agreement and to sell the Warrants hereunder, by accepting a Warrant on the date hereof, each Warrantholder (severally, and not jointly or jointly and severally) represents and warrants to the Company as follows:

(a)  Accredited Investor, etc.  Such Warrantholder (a) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Warrants and (b) is able to incur a complete loss of its investment in the Warrants and to bear the economic risk of such investment for an indefinite period of time.  Such Warrantholder is an “accredited investor” as that term is defined in Regulation D under the Act.  Such Warrantholder acknowledges that it has had an opportunity to examine the financial and business affairs of the Company and an opportunity to ask questions of, and receive answers from, the management of the Company.

(b)  Restrictions on Transfer.  Such Purchaser has been advised that neither the Warrants nor the Warrant Shares have been registered under the Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Act and applicable state securities laws or unless an exemption from such registration requirements is available.  Such Warrantholder is aware that the Company is under no obligation to effect any such registration with respect to the Warrants or the Warrant Shares or to file for, or comply with, any exemption from registration.  Such Warrantholder is purchasing the Warrants to be acquired by such Warrantholder for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Act.

SECTION 5.  Registration of Transfers and Exchanges.  The Warrant Agent shall from time to time, subject to the limitations set forth in this Section 5 hereof, register the transfer of any outstanding Warrant Certificates or Warrant Share Certificates upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate or Warrant Share Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate or Warrant Share Certificate (as applicable) shall be cancelled by the Warrant Agent.  Cancelled Warrant Certificates and Warrant Share Certificates shall thereafter be disposed of by the Warrant Agent in its customary manner.

The Warrant Agent will not have any duty or obligation to monitor a Warrantholder’s compliance with this section, and the Warrant Agent shall be fully protected and shall incur no liability for any transfer effected by it in violation of this section.  The Warrantholders agree that prior to any proposed transfer of the Warrants or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Act”), the Warrantholder will deliver to the Company:

(1)  an opinion of counsel that the Warrant or Warrant Shares may be transferred without registration under the Act

(2)  an investment covenant reasonably satisfactory to the Company signed by the proposed transferee;

(3)  an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares; and

(4)  an agreement by such transferee to be bound by the provisions of this Agreement.

The Warrantholders agree that each certificate representing Warrants or Warrant Shares will bear legends in substantially the following form:

“The securities evidenced or constituted hereby have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold, transferred, pledged or hypothecated unless the registration provisions of said Act have been complied with or unless the Company has received an opinion of counsel that such registration is not required.”

“The securities represented by this certificate are subject to a call option upon the satisfaction of certain conditions described in Section 6.7 of the Warrant Agreement dated as of October 29, 2002 (as amended, supplemented and otherwise modified from time to time), between The Doe Run Resources Corporation and State Street Bank and Trust Company, as Warrant Agent (the “Warrant Agreement”).”

“The securities represented by this certificate are subject to and entitled to the benefit of a put option upon the satisfaction of certain conditions described in, and subject to certain restrictions contained in, Section 6.6 of the Warrant Agreement.”

Subject to the terms of this Agreement, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office designated for such purpose, which is currently located at the address listed in Section 13 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Any holder desiring to exchange a Warrant Certificate shall deliver a written request to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.  Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent.  Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in its customary manner.

Each Warrant and the Warrant Shares (or Other Securities) issuable upon the exercise thereof are subject in all respects to the provisions of the Investor Rights Agreement, which shall be executed on the date hereof by the Warrant Agent on behalf of the Warrantholders.  Each Warrant Share Certificate (or Other Securities) issued upon the exercise of a Warrant and each certificate issued upon any direct or indirect transfer of any Warrant Shares (or Other Securities) issuable upon exercise of any Warrant shall be stamped or otherwise imprinted with legends in the form required under Section 4.1 of the Investor Rights Agreement.

The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4 hereof, the new Warrant Certificates required pursuant to the provisions of this Section 5.

SECTION 6.  Issuance of Warrants; Terms of Warrants: Exercise of Warrants.

Section 6.1.  Method of Exercise; Payment, Issuance of New Warrant; Transfer and Exchange.

Section 6.1.1Method of Exercise.

Section 6.1.1.1.  Exercise.  Each Warrant may be exercised by the holder thereof during normal business hours on any business day on or after November 1, 2008 and on or prior to the Expiration Date, by surrender of such Warrant to the Company at the office of the Warrant Agent designated for such purpose, accompanied by an election to purchase substantially in the form attached to such Warrant duly executed by such holder and accompanied by (a) wire transfer of immediately available funds or (b) certified or official bank check payable to the order of the Company, in each case in the amount obtained by multiplying (i) the number of Warrant Shares (without giving effect to any adjustment thereof pursuant to the provisions hereof) for which such Warrant is then being exercised, as designated in such subscription, by (ii) the Exercise Price and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares (or Other Securities) determined as provided in Section 6.3 and 6.4; provided that no Warrant may be exercised except upon a vote of the Majority Warrantholders that all Warrants shall be exercised or converted; and provided further that in the event that the Majority Warrantholders vote in favor of exercise, all Warrantholders shall be required to exercise or convert all of their Warrants.

Section 6.1.1.2.  Conversion.  Subject to Section 6.1.1.1, each Warrant may be converted by the holder hereof into Warrant Shares (or Other Securities) during normal business hours on any business day on or after November 1, 2008 and on or prior to the Expiration Date, by surrender of such Warrant to the Company at its principal office, accompanied by an election to purchase substantially in the form attached to such Warrant duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares (or Other Securities) equal to:

(a)  the excess of

(i) (x) the number of Warrant Shares (or Other Securities) determined as provided in Sections 6.3 and 6.4 hereof which such holder would be entitled to receive upon exercise of such Warrant for the number of Warrant Shares designated in such conversion notice (without giving effect to any adjustment thereof pursuant to the provisions hereof) for which such Warrant may be exercised, as designated in such conversion notice, multiplied by (y) the fair market value of each such Warrant Share (or such Other Securities) so receivable upon such exercise over

(ii) (x) the number of Warrant Shares (without giving effect to any adjustment thereof pursuant to the provisions hereof) for which such Warrant may be exercised, as designated in such conversion notice, multiplied by (y) the Exercise Price divided by

(b)  such fair market value of each such Warrant Share (or Other Securities).

Notwithstanding anything to the contrary herein, (i) no Warrant may be converted except upon a vote of the Majority Warrantholders that all Warrants shall be exercised or converted and (ii) in the event that the Majority Warrantholders vote in favor of exercise and conversion, all Warrantholders shall be required to exercise or convert all of their Warrants.

For purposes of this Section 6.1.1.2, the fair market value of a Warrant Share in connection with a conversion shall equal the Company Value (calculated pursuant to Section 6.12 as of the date of conversion) divided by (y) the number of shares of Common Stock outstanding on a fully diluted basis.  For all purposes of this Warrant Agreement (other than this Section 6.1.1), any reference herein to the exercise of a Warrant shall be deemed to include a reference to the conversion of such Warrant into Warrant Shares (or Other Securities) in accordance with the terms of this Section 6.1.1.

Section 6.1.2.  When Exercise Effective.  Each exercise of a Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which such Warrant shall have been surrendered to the Company at the office of the Warrant Agent and payment made as provided in Section 6.1.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for Warrant Shares (or Other Securities) shall be issuable upon such exercise as provided in Section 6.1.3 hereof shall be deemed to have become the holder or holders of record thereof.

Section 6.1.3.  Delivery of Stock Certificates, etc.  As soon as practicable after each exercise of a Warrant, in whole or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder thereof or as such holder (upon payment by such holder of any applicable transfer taxes and subject to Section 5 above) may direct:

(a)  a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares (or Other Securities) to which such holder shall be entitled upon such exercise; and

(b)  in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated as of the issue date of the Warrant then exercised and calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment thereof pursuant to the terms hereof) to the number of such shares called for on the face of such Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 6.1.1 hereof.

Section 6.1.4.  Company to Reaffirm Obligations.  The Company will, at the time of or at any time after each exercise of a Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant Agreement and the Warrants; provided that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

Section 6.2.  Stock Fully Paid; Reservation of Shares.  The Company represents, warrants, covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by the Warrants will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.  The Company further covenants and agrees that during the period within which the rights represented by the Warrants may be exercised, the Company will at all times have authorized and reserved solely for the purpose of the issuance upon exercise of the Warrants a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by the Warrants.

If any shares of Common Stock required to be reserved for issuance upon exercise of the Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Company will in good faith and as expeditiously as reasonably possible use reasonable efforts to cause such shares to be duly registered or qualified.

The Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of any Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of each Warrant, and (c) use all commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement and each Warrant.

Section 6.3.  Adjustment of Exercise Price.

Section 6.3.1.  General; Number of Shares; Exercise Price.  The number of Warrant Shares which the holder of a Warrant shall be entitled to receive upon each exercise thereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 6.3) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 6.1.1 hereof, by a fraction of which (a) the numerator is the Initial Exercise Price of such Warrant and (b) the denominator is the Exercise Price of such Warrant in effect on the date of such exercise.  The “Exercise Price” of a series of Warrants shall initially be the Initial Exercise Price of such series, shall be adjusted and readjusted from time to time as provided in this Section 6.3 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 6.3.

Section 6.3.2.  Issuance of Additional Warrants due to Issuance of Additional Common Shares.  In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 6.3.4 hereof but excluding issuances to which Section 6.3.3 or 6.3.5 apply), then, and in each such case, the Company shall issue to each holder of a Series A Warrant an Additional Warrant in the form of Exhibit B attached hereto granting such Warrantholder the right to purchase a number of shares of Common Stock equal to (a) such Warrantholder’s Applicable Percentage (with respect to the Series A Warrants) times (b) 38.67% times (c) the maximum number of Additional Common Shares issued.  The exercise price per share of such Additional Warrants shall equal the lesser of (x) the fair market value per Additional Common Share issued and (y) the consideration per share for the issue of such Additional Common Shares determined in accordance with Section 6.3.6.

Section 6.3.3.  Dividends and Distributions.  In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including without limitation any distribution of cash, other or additional stock or other securities or property or Options, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise but excluding Distributions permitted under Section 6.9 of the Credit Agreement as in effect on the date hereof (whether or not such provisions are then in effect under such agreement)) on the shares of Common Stock, then, and in each such case, the holder of a Warrant shall be entitled to elect by written notice to the Company at the office of the Warrant Agent to receive either:

(a) immediately and without further payment, such dividend or other distribution to which such holder would have been entitled if such holder had exercised such Warrant immediately prior to the record date fixed for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or

(b) upon the exercise of such Warrant at any time on or after such record date, the number of Warrant Shares to be received upon exercise of such Warrant determined as provided herein and, in addition and without further payment, such dividend or other distribution to which such holder would have been entitled by way of such dividend or other distribution and subsequent dividends and other distributions through the date of exercise as if such holder (x) had exercised such Warrant immediately prior to such record date and (y) had retained such dividend or other distribution in respect of the shares of Common Stock and all subsequent dividends and other distributions of any nature whatsoever in respect of any stock or securities paid as dividends and other distributions and originating directly or indirectly from such shares of Common Stock.

Section 6.3.4.  Treatment of Options and Convertible Securities.  In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Common Shares (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that:

(a) no adjustment of the Exercise Price of outstanding Warrants and no grant of additional Warrants shall be made upon the exercise of any Options or the conversion or exchange of Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock;

(b) if Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Common Shares issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Prices of all series of Warrants and the number of shares issuable on exercise of any series of Warrants issued by reason of the issue, sale, grant or assumption of such Options or Convertible Securities computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time; and

(c) upon the expiration (or purchase by the Company and cancellation or retirement) of any Options which shall not have been exercised, or the expiration of any rights of conversion or exchange under any Convertible Securities which (or purchase by the Company and cancellation or retirement of any Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Exercise Prices of all series of Warrants and the number of shares issuable on exercise of any series of Warrants issued by reason of the issue, sale, grant or assumption of such Options or Convertible Securities computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon (and effective as of) such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

(i) in the case of Options or Convertible Securities, the only Additional Common Shares issued or sold were the Additional Common Shares, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Common Shares deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 6.3.6 hereof) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised.

If the consideration provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security shall be reduced, or the rate at which any Option is exercisable or any Convertible Security is convertible into or exchangeable for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Exercise Prices of all series of Warrants and the number of shares issuable on exercise of any series of Warrants issued by reason of the issue, sale, grant or assumption of such Options or Convertible Securities then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Option or Convertible Security on the Exercise Price and then readjusted as if such Option or Convertible Security had been issued on the date of such change with the terms in effect after such change.

Section 6.3.5.  Treatment of Stock Dividends, Stock Splits, etc.  In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or other securities, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then, and in each such case, Additional Common Shares shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

Section 6.3.6.  Computation of Consideration.  For the purposes of this Section 6.3:

(a) the consideration for the issue or sale of any Additional Common Shares shall, irrespective of the accounting treatment of such consideration, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board, without including any discount for illiquidity or lack of a control position and after deduction for any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale; and, in case Additional Common Shares are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, shall be the portion of such consideration so received, computed as provided in this Section 6.3.6(a), allocable to such Additional Common Shares, all as determined in good faith by the Board; provided, that the Majority Warrantholders shall have the right to request that an independent arbitrator selected by the Company and acceptable to the Majority

Warrantholders evaluate the determination of the Board, the costs of which valuation shall be payable by the Company; and provided further, that if Additional Common Shares are issued (i) to an Affiliate of the Company or (ii) in connection with any acquisition by the Company of stock or assets of a third party or parties, the fair value of such Additional Common Shares at the time of such issue or sale shall be the value set forth in an opinion of independent accountants or investment bankers selected by the Company and reasonably acceptable to the Majority Warrantholders;

(b) Additional Common Shares deemed to have been issued pursuant to Section 6.3.4 hereof shall be deemed to have been issued for a consideration per share determined by dividing:

(i) the total amount of consideration, if any, received and receivable by the Company as direct consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing clause (a), by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

(c) Additional Common Shares deemed to have been issued pursuant to Section 6.3.5 hereof shall be deemed to have been issued for no consideration

Section 6.3.7.  Adjustments for Combinations, etc.  In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

Section 6.3.8.  Shares Deemed Outstanding.  Unless otherwise specifically provided herein, for all purposes of the computations to be made pursuant to this Section 6.3, there shall be deemed to be outstanding all shares of Common Stock issuable pursuant to the exercise of Options and conversion of Convertible Securities outstanding at the time as of which such computation is made; and no adjustment shall be made in the Exercise Price upon the issuance of shares of Common Stock pursuant to Options and Convertible Securities so deemed to be outstanding, but this Section 6.3.8 shall not prevent other adjustments in the Exercise Price of any series of Warrants or the number of Warrant Shares issuable on exercise of any series of Warrants issued by reason of the issue, sale, grant or assumption of such Options or Convertible Securities arising by virtue of such outstanding Options or Convertible Securities pursuant to the provisions of Sections 6.3.2, 6.3.3 and 6.3.4 hereof.

Section 6.3.9.  Warrant Agent’s Disclaimer. The Warrant Agent shall have no duties or responsibilities under this Section 6.3, including, but not limited to, determining when an adjustment under this Section 6.3 should be made, how such adjustment should be made or what the adjustment should be. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company’s failure to comply with this Section 6.3.

Section 6.4.  Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc.  In case at any time after the date hereof (including during a Deferral Period) (a) the Company shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) the Company shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) the Company shall transfer all or substantially all of its properties or assets to any other Person or (d) the Company shall effect a capital reorganization or reclassification of the Common Stock or Other Securities or (e) any Person not affiliated with Renco shall become the holder of more than 25% of the capital stock of the Company as a result of any other transaction or series of transactions (other than the exercise of the Warrants), then, and in the case of each such transaction, each series of Warrants shall be settled such that each holder of a Warrant of such series receives such holder’s Applicable Percentage (with respect to such series) times

(a) the greater of

(i) the aggregate amounts (other than interest) received by the holders of such series of Warrants in respect of the Aggregate Put Price prior to such transaction;

or

(ii) the total of (X) the consideration that the holders of such series of Warrants would have received in connection with such transaction if such holders had exercised such Warrants immediately prior to the closing of such transaction minus (Y) the Aggregate Initial Exercise Price of all of the unexercised Warrants in such series;

minus

(b) the aggregate amounts (other than interest) received by the holders of such series of Warrants in respect of the Aggregate Put Price prior to such transaction.

Section 6.5.  Notice of Adjustments.  Whenever the Exercise Price of any series of outstanding Warrants is adjusted or Additional Warrants are issued pursuant to Section 6.3 hereof, the Company will promptly deliver to the Warrant Agent and to each registered Warrantholder at the address provided to the Warrant Agent a certificate setting forth, in reasonable detail, the event that triggered the adjustment or issuance, the amount of the adjustment or issuance, the method by which such adjustment or issuance was calculated (including a description of the basis on which the Board made any determination hereunder), and the Exercise Prices of each series after giving effect to such adjustment or issuance.  Unless and until the Warrant Agent receives such a certificate, it may assume without inquiry that the Exercise Price of any series of outstanding Warrants has not been adjusted and no Additional Warrants have been issued.

Section 6.6.  Put Options to Purchase Warrants

Section 6.6.1.  Put Options.  At any time on or after October 29, 2005 and on or prior to the Expiration Date, the Warrantholders shall have the right, upon the election by the Majority Warrantholders, to sell, and the Company shall be required to purchase, for the Put Price (as determined herein) all (and not less than all) of the outstanding Warrant Shares or Warrants (the “Put Option”), by delivering to the Company written notice of the exercise of such Put Option (the “Put Notice”).  The Company may permit Renco to honor the Company’s obligations under the Put Option; provided that the Company shall not be relieved of any of its obligations hereunder.  All Warrantholders shall be required to put their Warrants or Warrant Shares to the Company upon the election by the Majority Warrantholders to exercise the Put Option.

Section 6.6.2.  Put Price.  The aggregate purchase price for the purchase and sale of the Warrant Shares or Warrants pursuant to Section 6.6.1 (the “Put Price”) shall be equal to the Warrant Value as of the Valuation Date.

If the Warrants have been exercised, the Warrant Shares in the aggregate shall be entitled to an amount equal to the Put Price.  If the Warrants have not been exercised, each series of Warrants shall in the aggregate be entitled to an amount equal to the Put Price multiplied by a fraction, the numerator of which is equal to (x) the number of Warrants in such series multiplied by (y) the difference between the Per Share Company Value as of the Valuation Date and the Initial Exercise Price of such series of Warrants (such amount, the “Series Put Value”) and the denominator of which is equal to the sum of the Series Put Values of all of the series of Warrants.  The portion of the Put Price allocated to the Warrant Shares and each series of Warrants, as applicable, shall be allocated to each Warrantholder in proportion to such Warrantholder’s Applicable Percentage with respect to such series or the Warrant Shares.

Section 6.6.3.  Closing.  The closing of the purchase and sale of the Warrants and the Warrant Shares pursuant to the exercise of the Put Option pursuant to this Section 6.6 shall take place at the principal office of the Warrant Agent on a business day (the “Put Closing Date”) selected by the Company; provided that (a) such Put Closing Date shall be within 180 days of the delivery of the Put Notice and (b) the Company shall provide the Warrant Agent and the Warrantholders with 10 business days’ notice of the Put Closing Date, which notice shall set forth the Put Price, the applicable Valuation Date, the Warrant Value as of such Valuation Date and such other information as the Warrant Agent may require to perform its closing duties hereunder; and provided further that if the Warrant Agent receives a Dispute Notice (as defined in Section 6.12), the Put Closing Date shall be the date five business days after the receipt by the Warrant Agent of a Resolution Notice (as defined in Section 6.12).  At the closing of the purchase and sale of the Warrants and the Warrant Shares pursuant to this Section 6.6, the Warrantholders shall deliver the Warrants and the Warrant Shares to the Warrant Agent free and clear of any lien or encumbrance, and the Company (or, at the Company’s option, Renco) shall pay to the Warrant Agent by wire transfer of immediately available federal funds the Put Price, and the Warrant Agent shall distribute such funds to the Warrantholders in accordance with their respective interests in the Aggregate Put Price.  The delivery of a Warrant or a Warrant Share to the Warrant Agent by any Person selling such Warrant or Warrant Share pursuant to this Section 6.6 shall be deemed a representation and warranty by such Person that:  (i) such Person has full right, title and interest in and to such security; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such security as contemplated; and (iii) such security is free and clear of any and all liens or encumbrances.

Section 6.6.4.  Condition Precedent to Company’s Obligation.  Notwithstanding anything to the contrary in this Section 6.6, if, after giving effect to the payment of the Aggregate Put Price, (a) the Company would not satisfy the Minimum Liquidity Condition despite the Company’s reasonable best efforts to satisfy such Minimum Liquidity Condition and (b) Renco does not pay the Aggregate Put Price in full, the settlement of the Put Option shall be deferred until the Company satisfies the Minimum Liquidity Condition; provided, however, that:

(a)  If, at any time before or after the commencement of the Deferral Period, the Company (i) has sufficient cash to pay a portion of the Aggregate Put Price and (ii) would satisfy the Minimum Liquidity

Condition after paying such portion of the Aggregate Put Price, the Company shall be required to pay such available portion of the Aggregate Put Price to the Warrant Agent for distribution to the Warrantholders in accordance with their respective interests in the unpaid portion of the Aggregate Put Price;

(b) At any time after the commencement of the Deferral Period, the Company shall not be permitted to make any tax distributions to Renco permitted by Section 6.9.6 of the Credit Agreement (a “Tax Distribution”) unless at the same time the Company pays the lesser of (i) an amount equal to such Tax Distribution or (ii) the unpaid portion of the Aggregate Put Price to the Warrant Agent for distribution to the Warrantholders in accordance with their respective interests in the unpaid portion of the Aggregate Put Price;

(c) Interest shall accrue on the unpaid portion of the Aggregate Put Price at a rate equal to 12.5% per annum, with such interest being due and payable ratably to the Warrantholders in accordance with their respective interests in the unpaid portion of the Aggregate Put Price;

(d)  At any time prior to (i) the first anniversary of the commencement of the Deferral Period and (ii) payment of 50% or more of the Aggregate Put Price to the Warrantholders, the Majority Warrantholders may, by delivery of written notice to the Warrant Agent on behalf of the Company, rescind the exercise of the Put Option, which rescission shall become effective on the date thirty days after delivery of such notice (the “Rescission Date”); provided that such rescission shall not become effective if the Company or Renco pays the remaining Aggregate Put Price and all accrued interest thereon to the Warrant Agent for distribution to the Warrantholders in accordance with their respective interests therein in full before the Rescission Date; and

(e)  At any time on or after the third anniversary of the exercise of the Put Option and prior to the end of the Deferral Period, the Majority Warrantholders shall have the power to direct the holders of Common Stock of the Company to elect a Special Director (as defined in the Investor Rights Agreement) who shall have the powers described in the Investor Rights Agreement and who (together with any successor elected at the direction of the Majority Warrantholders) shall serve until the end of the Deferral Period.  No Person or Persons will have the right to remove a Special Director from office prior to the end of the Deferral Period without the consent of the Majority Warrantholders.  The Majority Warrantholders shall have the right to direct the holders of Common Stock of the Company to appoint a successor to fill a vacancy in the position of Special Director.

Section 6.6.5.  Right to Retain Payments.  If (a) the Put Option is rescinded pursuant to Section 6.6.4(c) above and (b) the Company or Renco has paid a portion of the Aggregate Put Price to the Warrantholders, the Warrantholders shall be entitled to retain such payment; provided that:

(a) upon the settlement of any subsequent exercise of the Put Option, each holder of a Warrant Share or a Warrant of a series shall be entitled to receive such holder’s Applicable Percentage (with respect to Warrant Shares or Warrants of such series, as applicable) of (i) the greater of (X) the aggregate amounts (other than interest) received by the holders of Warrant Shares or Warrants of such series, as applicable, in respect of the Aggregate Put Price prior to such rescission or (Y) the portion of the Aggregate Put Price due to holders of Warrant Shares or Warrants of such series, as applicable, as determined at the subsequent exercise of the Put Option (based on the Aggregate Put Price applicable to such subsequent exercise) minus (ii) the aggregate amounts (other than interest) received by the holders of Warrant Shares or Warrants of such series, as applicable, in respect of the Aggregate Put Price prior to such rescission;

(b) upon the settlement of any subsequent exercise of the Call Option, each holder of a Warrant Share or a Warrant of a series, as applicable, shall be entitled to receive such holder’s Applicable Percentage (with respect to Warrant Shares or Warrants of such series, as applicable) of (i) the greater of (X) the aggregate amounts (other than interest) received by the holders of Warrant Shares or Warrants of such series, as applicable, in respect of the Aggregate Put Price prior to such rescission or (Y) the portion of the Aggregate Call Price due to holders of Warrant Shares or Warrants of such series, as applicable, as determined at the subsequent exercise of the Call Option (as defined below) (based on the Aggregate Call Price (as defined below) applicable to such subsequent exercise) minus (ii) the aggregate amounts (other than interest) received by the holders of Warrant Shares or Warrants of such series, as applicable, in respect of the Aggregate Put Price prior to such rescission; and

(c) upon the settlement of any subsequent occurrence of the Expiration Purchase (as defined below), each holder of a Warrant Share or a Warrant of a series, as applicable, shall be entitled to receive such holder’s Applicable Percentage (with respect to Warrant Shares or Warrants of such series, as applicable) of (i) the greater of (X) the aggregate amounts (other than interest) received by the holders of Warrant Shares or Warrants of such series, as applicable, in respect of the Aggregate Put Price prior to such rescission or (Y) the portion of the Expiration Purchase Price (as defined below) due to holders of Warrant Shares or Warrants of such series, as applicable, as determined at the subsequent occurrence of the Expiration Purchase (based on the

Expiration Purchase Price applicable to such subsequent exercise) minus (ii) the aggregate amounts (other than interest) received by the holders of Warrant Shares or Warrants of such series, as applicable, in respect of the Aggregate Put Price prior to such rescission.

Section 6.6.6.  Minimum Liquidity Condition.  For the purposes of this Section 6.6, the Minimum Liquidity Condition shall be satisfied at a given time if (a) prior to the satisfaction of all outstanding obligations under the Credit Agreement, the consolidated cash, cash equivalents and unused availability under the Congress Credit Agreement (and any permitted replacements or refinancings thereof) of the Company and its United States subsidiaries on a consolidated basis are in the aggregate greater than $20,000,000 (including availability under the Renco Credit Support Agreement) after giving effect to the payment of the Aggregate Put Price, or (b) subsequent to the satisfaction of all outstanding obligations under the Credit Agreement (i) the consolidated cash, cash equivalents and unused availability under the Congress Credit Agreement (and any permitted replacements or refinancings thereof) of the Company and its United States subsidiaries on a consolidated basis are in the aggregate greater than $10,000,000 (including availability under the Renco Credit Support Agreement) after giving effect to the payment of the Aggregate Put Price, or (ii) the Company receives, from an investment bank reasonably acceptable to the Majority Warrantholders, an opinion in form and substance satisfactory to the Majority Warrantholders, that the Company is solvent and will be solvent after giving effect to the payment of the Aggregate Put Price.

Section 6.7.  Call Options to Purchase Warrants.

Section 6.7.1.  Call Option.  At any time on or after the date on which the Company has satisfied all obligations under the Credit Agreement and on or prior to the Expiration Date, the Company and Renco shall each have the right to purchase, and the Warrantholders shall be required to sell, for the Call Price (as determined herein) all of the Warrant Shares and Warrants (the “Call Option”), by delivering to the Warrant Agent and the Warrantholders written notice of the exercise of such Call Option (the “Call Notice”); provided, that the Company shall be required to call all Warrant Shares and Warrants held by all of the Warrantholders at the time it exercises the Call Option; provided further that at any time on or before October 29, 2006, the Company shall be required to redeem the 11¾ Notes due 2008 pursuant to Article III of the Indenture at the time of the closing of any purchase and sale pursuant to the Call Option.

Section 6.7.2.  Call Price.  The aggregate purchase price for the purchase and sale of the Warrants pursuant to Section 6.7.2 (the “Call Price”) shall be equal to the greater of (i) the Warrant Value as of the Valuation Date or (ii) $10,000,000.

If the Warrants have been exercised, the Warrant Shares shall in the aggregate be entitled to an amount equal to the Call Price.  If the Warrants have not been exercised, each series of Warrants shall in the aggregate be entitled to an amount equal to the Call Price multiplied by a fraction, the numerator of which is equal to (x) the number of Warrants in such series multiplied by (y) the difference between the Per Share Company Value as of the Valuation Date and the Initial Exercise Price of such series of Warrants (such amount, the “Series Call Value”) and the denominator of which is equal to the sum of the Series Call Values of all of the series of Warrants.  The portion of the Call Price allocated to the Warrant Shares and each series of Warrants, as applicable, shall be allocated to each Warrantholder in proportion to such Warrantholder’s Applicable Percentage with respect to such series or the Warrant Shares.

Section 6.7.3.  Closing.  The closing of any purchase and sale of the Warrants and the Warrant Shares pursuant to the exercise of the Call Option pursuant to this Section 6.7 shall take place at the principal office of the Warrant Agent on a business day (the “Call Closing Date”) selected by the Company or Renco, as applicable; provided that (a) the Call Closing Date shall be within 45 days of the delivery of the Call Notice and (b) the Company shall provide the Warrant Agent and the Warrantholders with 10 business days’ notice of the Call Closing Date, which notice shall set forth the Call Price, the applicable Valuation Date, the Warrant Value as of such Valuation Date, the Aggregate Initial Exercise Price, the Series Call Values and such other information as the Warrant Agent may require to perform its closing duties hereunder; and provided further that if the Warrant Agent receives a Dispute Notice, the Call Closing Date shall be the date five business days after the receipt by the Warrant Agent of a Resolution Notice.  At the closing of any purchase and sale of the Warrants and the Warrant Shares pursuant to this Section 6.7, the Warrantholders shall deliver the Warrants and the Warrant Shares to the Warrant Agent free and clear of any lien or encumbrance, and the Company or Renco, as applicable, shall pay to the Warrant Agent by wire transfer of immediately available federal funds the Call Price, and the Warrant Agent shall distribute such funds to the Warrantholders in accordance with their respective interests in the Aggregate Call Price.  The delivery of a Warrant or Warrant Share to the Warrant Agent by any Person selling such Warrant or Warrant Share pursuant to this Section 6.7 shall be deemed a representation and warranty by such Person that:  (i) such Person has full right, title and interest in and to such security; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such security as contemplated; and (iii) such security is free and clear of any and all liens or encumbrances.

Section 6.8.  Required Purchase on Expiration.

Section 6.8.1.  Expiration Purchase Price.  On the Expiration Date, if at such time neither the Put Option nor the Call Option has been previously satisfied in full, the Company shall purchase, and the Warrantholders shall be required to sell, for the Expiration Purchase Price (as determined herein) all of the Warrants and Warrant Shares (the “Expiration Purchase”).  The Company may permit Renco to honor the Company’s obligations in connection with the Expiration Purchase; provided that the Company shall not be relieved of any of its obligations hereunder.

Section 6.8.2.  Expiration Exercise Price.  The aggregate purchase price for the purchase and sale of the Warrants and Warrant Shares pursuant to Section 6.8.1 (the “Expiration Purchase Price”) shall be the Warrant Value.

If the Warrants have been exercised, the Warrant Shares in the aggregate shall be entitled to an amount equal to the Expiration Purchase Price.  If the Warrants have not been exercised, each series of Warrants shall in the aggregate be entitled to an amount equal to the Expiration Purchase Price multiplied by a fraction, the numerator of which is equal to (x) the number of Warrants in such series multiplied by (y) the difference between the Per Share Company Value as of the Valuation Date and the Initial Exercise Price of such series of Warrants (such amount, the “Series Expiration Value”) and the denominator of which is equal to the Series Expiration Values of all of the series of Warrants.  The portion of the Expiration Purchase Price allocated to the Warrant Shares and each series of Warrants, as applicable, shall be allocated to each Warrantholder in proportion to such Warrantholder’s Applicable Percentage with respect to such series or the Warrant Shares.

Section 6.8.3.  Closing.  The closing of any purchase and sale of the Warrants pursuant to the Expiration Purchase pursuant to this Section 6.8 shall take place at the principal office of the Warrant Agent on the Expiration Date (or such other date mutually satisfactory to the Company and the Majority Warrantholders) (such date, the “Expiration Purchase Closing Date”); provided that the Company shall provide the Warrant Agent and the Warrantholders with 10 business days’ notice of the Expiration Purchase Closing Date, which notice shall set forth the Expiration Purchase Price, the applicable Valuation Date, the Warrant Value as of such Valuation Date, the Aggregate Initial Exercise Price, and such other information as the Warrant Agent may require to perform its closing duties hereunder; and provided further that if the Warrant Agent receives a Dispute Notice, the Expiration Purchase Closing Date shall be the date five business days after the receipt by the Warrant Agent of a Resolution Notice.  At the closing of any purchase and sale of the Warrants and Warrant Shares pursuant to this Section 6.8, the Warrantholders shall deliver the Warrants and Warrant Shares to the Warrant Agent free and clear of any lien or encumbrance, and the Company or Renco, as applicable, shall pay to the Warrant Agent by wire transfer of immediately available federal funds the Expiration Exercise Price, and the Warrant Agent shall distribute such funds to the Warrantholders in accordance with their respective interests in the Expiration Exercise Price.  The delivery of a Warrant or Warrant Share to the Warrant Agent by any Person selling such Warrant or Warrant Share pursuant to this Section 6.8 shall be deemed a representation and warranty by such Person that:  (i) such Person has full right, title and interest in and to such security; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such security as contemplated; and (iii) such security is free and clear of any and all liens or encumbrances.

Section 6.9.  Subsequent Sale.  If at any time within one year after the Put Closing Date, the Call Closing Date or the Expiration Purchase Closing Date (if the Expiration Purchase occurred on such date), (i) the Company shall (a) consolidate with or merge into any other Person or (b) transfer all or substantially all of its properties or assets to any other Person or (c) effect a capital reorganization or reclassification of the Common Stock or Other Securities or (ii) any Person not affiliated with Renco shall become the holder of more than 25% of the capital stock of the Company as a result of any other transaction or series of transactions (other than the exercise of the Warrants) or (iii) the Company or any of its stockholders enter into an agreement to do any of the foregoing and such agreement is subsequently consummated, the Company shall pay to the Warrant Agent for distribution (x) to holders of each series of Warrants, in accordance with their Applicable Percentages, the total of (i) the consideration that the holders of such series of Warrants would have received in connection with such transaction if such holders had owned such Warrant Shares or exercised such Warrants immediately prior to the closing of such transaction minus (ii) the Aggregate Initial Exercise Price of such series minus (iii) the aggregate amounts (other than interest) received by such holders of such series of Warrants in respect of the Put Price or the Call Price or the Expiration Purchase Price prior to such transaction and (y) to holders of Warrant Shares, in accordance with their Applicable Percentages, the total of (i) the consideration that the holders of such series of Warrants would have received in connection with such transaction if such holders had owned such Warrant Shares immediately prior to the closing of such transaction minus (ii) the aggregate amounts (other than interest) received by such holders of Warrant Shares in respect of the Put Price or the Call Price or the Expiration Purchase Price prior to such transaction

Section 6.10.  No Rights or Liabilities as Stockholder.  Nothing contained in this Agreement or in any Warrant shall be construed as conferring upon any Warrantholder who has not exercised a Warrant any rights as a stockholder of the Company prior to exercise of any Warrant or as imposing any obligation on such Warrantholder to purchase any Securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

Section 6.11.  Covenants of the Company.  The Company covenants and agrees, for the benefit of the Warrantholders, that so long as any Warrant or Warrant Share remains outstanding, the Company will, and will cause its Subsidiaries to, remain in compliance with the covenants contained in Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17. 6.18, 6.19 and 6.21 of the Credit Agreement

as of the date hereof (whether or not such sections are then in effect under such agreement).

Section 6.12.  Warrant Value.

Section 6.12.1.  Determination of Warrant Value. Any determination of the value of the Warrants  (the “Warrant Value”) shall be based on the standards of appraisal currently accepted in the industry (provided that no discount shall be taken on account of (a) the fact that the Warrants constitute a minority interest or (b) the lack of liquidity for the Warrants and the Warrant Shares) and will include at least the following procedures:

Section 6.12.1.1.  Before the Warrants Have Been Exercised.  If the Warrants have not been exercised, the Warrant Value shall be equal to the higher of (a) the amount that would be paid to the Common Stock into which the Warrants are exercisable (determined immediately after the exercise and payment of the associated Aggregate Exercise Price) if 100% of the stock of the Company were sold in an arms-length transaction for a cash price in U.S. dollars with all shareholders receiving the same price per share (except for the preferred stock which would receive its liquidation value plus accrued dividends), or (b) the amount  that would be distributable to the Common Stock into which the Warrants are exercisable (determined immediately after a hypothetical exercise (which did not effect the Company’s S status) and payment of the associated Aggregate Exercise Price) if 100% of the assets of the Company were sold in an arms-length transaction for a cash price in U.S dollars with all shareholders and Warrantholders receiving the same amount per share or warrant in liquidation (except for the preferred stock which would receive its liquidation blue plus accrued dividends) minus, in each case the Aggregate Initial Exercise Price for all Series of Warrants.

Section 6.12.1.2.  After the Warrants Have Been Exercised.  If the Warrants have been exercised, the Warrant Value shall be equal to 38.67% of the fair market value of the Company.

Section 6.12.2.  Procedures. In the event that the Warrant Value is required to be determined for any purpose in connection with this Warrant Agreement, the following procedures shall be followed. The Company will engage a nationally recognized investment banking firm or firm of certified public accountants to compute the fair market value of the Warrants (the “Company Appraisal”).  Promptly upon receipt of the results of the Company Appraisal, the Company shall provide such results to the Warrantholders.  Upon receipt of the Company Appraisal, the Majority Warrantholders shall either accept or not accept the Company Appraisal within ten business days.  If the Majority Warrantholders accept the Company Appraisal or do not respond within such period, the result of such appraisal shall be used to determine the Warrant

Value.  If the Majority Warrantholders do not accept the Company Appraisal, the majority Warrantholders shall notify the Company and the Warrant Agent  of such decision in writing (a “Dispute Notice”) and the Company shall engage an alternative nationally recognized investment banking firm or firm of certified public accountants acceptable to the Majority Warrantholders to compute the fair market value of the Company (the “Alternative Appraisal”).  Promptly upon receipt of the results of the Alternative Appraisal, the Company shall (a) provide such results to the Warrantholders and (b) either accept or not accept the Alternative Appraisal within ten business days.  If the Company accepts the Alternative Appraisal or does not respond within such period, the result of such appraisal shall be used to determine the Warrant Value.  If the Company does not accept the Alternative Appraisal, the Company shall notify the Warrantholders of such decision, and the two appraisers will promptly attempt to negotiate which of the Doe Run Appraisal or the Alternative Appraisal, or some amount between the two appraisals, represents the fair market value of the Company.  If the two appraisers are unable to reach an agreement as to the fair market value of the Company within 10 business days, the two appraisers shall appoint a third nationally recognized investment banking firm or firm of certified public accountants (the “Independent Appraiser”) to review the Company Appraisal and the Alternative Appraisal.  The Independent Appraiser shall determine which of the Company Appraisal or the Alternative Appraisal, or some amount between the two appraisals, reflects the fair market value of the Company to be used in the determination of the Warrant Value, and such determination shall be binding on the Company, Renco and the Warrantholders.   When the Warrant Value has been determined in accordance with this Section 6.12, the Company shall notify the Warrant Agent and the Warrantholders in writing of such resolution (the “Resolution Notice”).

Section 6.13.  Definitions.  Certain capitalized term used herein and not defined are used with the definitions ascribed thereto in the Credit Agreement.  For the purposes of this Warrant, the following terms have the meanings below:

“Act” shall have the meaning set forth in Section 5.

“Additional Common Shares” means, all shares of Common Stock (including treasury shares) issued or sold (or, pursuant to Section 6.3 hereof, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company; other than (a) any PIK Preferred Stock issued as interest on PIK Preferred Stock, (b) any Warrants issued pursuant to Section 6.3.2, and (c) shares issued on exercise of Warrants issued pursuant to this Agreement.

“Additional Warrants” shall have the meaning set forth in the Preamble hereto.

“Aggregate Initial Exercise Price” means, with respect to any series of Warrants, the aggregate Initial Exercise Prices required to exercise all Warrants of such series.

“Aggregate Put Price” shall mean the aggregate Put Prices to be paid for all of the Warrants and the Warrant Shares.

“Applicable Percentage” shall mean (a) with respect to the Warrant Shares, a fraction, the numerator of which is the number of issued and outstanding Warrant Shares held by a Warrantholder, and the denominator of which is the aggregate number of issued and outstanding Warrant Shares and (b) with respect to any Warrant of any series, a fraction, the numerator of which is the number of shares of Common Stock for which such Warrant is exercisable and the denominator of which is the number of shares of Common Stock for which all Warrants of such series are exercisable.

“Board” shall mean the Board of Directors of the Company.

“Common Stock” shall mean the Company’s common stock, par value $.10 per share.

“Company” shall mean The Doe Run Resources Corporation, a New York corporation, its successors and assigns.

“Congress Credit Facility” means the Amended and Restated Loan and Security Agreement, dated as of October 29, 2002, among the Company, its domestic subsidiaries from time to time party thereto, the financial institutions from time to time party thereto as lenders, Congress Financial Corporation, in its capacity as agent for such lenders and The CIT Group/Business Credit, Inc. in its capacity as co-agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the indebtedness under the Congress Facility)..

“Convertible Securities” means any evidences of indebtedness, shares of stock (other than shares of Common Stock) or other securities, including warrants, directly or indirectly convertible into or exchangeable for shares of Common Stock.

“Credit Agreement” shall mean the Credit Agreement dated as of the date hereof among the Company, the lenders party thereto and Regiment Capital Advisors, L.L.C. as Agent.

“Deferral Period” shall mean the period commencing on the 181st day after the delivery of a Put Notice and ending on the date on which the Company pays the Aggregate Put Price (and all accrued interest thereon) in full.

“Exercise Price” shall have the meaning set forth in Section 6.3.1.

“Expiration Date” shall mean October 29, 2012.

“GAAP” shall have the meaning set forth in the Credit Agreement.

“Initial Exercise Price” shall, with respect to the Series A Warrants, have the meaning set forth in the first paragraph of this Agreement and, with respect to each other series of

Warrants issued hereunder, mean the initial Exercise Price per share of such series determined in accordance with Section 6.3.6 of this Agreement.

“Investor Rights Agreement” shall mean the Investor Rights Agreement dated as of October 29, 2002 among the Company, Renco, DR Acquisition Corp., a Missouri corporation, and the Warrant Agent, as such Investor Rights Agreement may hereafter from time to time be amended, modified or supplemented in accordance with its terms.

“Majority Warrantholders” shall mean at any time holders of more than 50% of the Warrants or, if the Warrants have been exercised, the Warrant Shares.

“Other Securities” shall mean any stock (other than Common Stock) and other securities of the Company or any other Person which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 hereof or otherwise.

“Per Share Company Value” shall equal the Company Value as of a given Valuation Date divided by the number of shares of Common Stock then outstanding (assuming exercise of all Convertible Securities including the Warrants).

“Person” shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

“PIK Preferred Stock” shall mean the Series A Redeemable Preferred Stock, par value $1,000 per share, of the Company.

“Renco” shall have the meaning set forth in the Credit Agreement.

“Renco Credit Support Agreement” means the Junior Participation Agreement dated as of October 29, 2002, among Renco, the lenders from time to time party to the Congress Credit Facility and Congress Financial Corporation, a Delaware corporation, as agent under the Congress Credit Facility, as such Junior Participation Agreement may hereafter from time to time be amended, modified or supplemented in accordance with its terms.

“Securities” shall mean any debt or equity securities of the Company, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security.  “Security” shall mean one of the Securities.

“Stock” shall include any and all shares, interests or other equivalents (however designated) of, or participants in, the capital stock of a corporation of any class.

“Subsidiary” shall mean, for any Person, (i) a corporation a majority of whose voting stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such

Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, (iii) a limited liability company, a majority of whose membership interests is, at the time, directly or indirectly owned by such Person or with respect to which such Person has a right, under any scenario, to receive 50% or more of the distributions of the assets of such limited liability company upon its dissolution, or (iv) any other Person (other than a corporation or partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Valuation Date” shall mean the last day of the fiscal quarter concluded prior to (i) the date the Put Notice is received or the Call Notice is received or (ii) the Expiration Date, as applicable.

“Warrantholders” shall mean the holders of the Warrants as of the date hereof, together with any permitted transferees of such holders which subsequently acquire Warrants.

“Warrant Shares” shall mean the shares received or to be received upon exercise of the Warrants.

“Warrants” shall mean the Warrants issued by the Company pursuant to this Agreement, including all Warrants issued on the date hereof or pursuant to Section 6.3.2.

“Warrant Value” shall mean, as of any Valuation Date, the fair market value of the Warrants determined in accordance with the procedures delineated in Section 6.12.

SECTION 7.  Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any Warrant Share Certificates in a name other than that of the registered holder of a Warrant Share Certificate or a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates or Warrant Share Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company that such tax or charge has been paid.  The Warrant Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Warrantholder of applicable taxes and governmental charges unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

SECTION 8.  Mutilated or Missing Warrant Certificates and Warrant Share Certificates.  In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company, at its expense, shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, satisfactory to the Company and the Warrant Agent. In case any of the Warrant Share Certificates shall be mutilated, lost, stolen or destroyed, the Company, at its expense, shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Share Certificate, or in lieu of and substitution for the Warrant Share Certificate lost, stolen or destroyed, a new Warrant Share Certificate of like tenor and representing an equivalent number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Share Certificate and indemnity, if requested, satisfactory to the Company and the Warrant Agent.

SECTION 9.  Fractional Interests.

(a)  The company shall not be required to issue fractional Warrant Shares on the exercise of Warrants or otherwise. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the fair market value of such fractional Warrant Share as of the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

(b)  Warrants may be issued in fractional interests. Holders of fractional interests in Warrants will be entitled to purchase a number of Warrant Shares equal to the product obtained by multiplying the number of Warrant Shares issuable with respect to a full Warrant multiplied by the fractional interest owned by such holder in the Warrant.

(c)  Whenever a payment for fractional Warrant Shares is to be made by the Warrant Agent, the Company shall (i) promptly prepare and deliver to the Warrant Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Warrant Agent in the form of fully collected funds to make such payments.  The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Warrant Shares under any Section of this Agreement relating to the payment of fractional Warrant Shares unless and until the Warrant Agent shall have received such a certificate and sufficient monies.

SECTION 10.  Merger, Consolidation or Change of Name of Warrant Agent.  Any person into which the Warrant Agent may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any person succeeding to substantially all of the business of the Warrant Agent (including the administration of this Agreement), shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such person would be eligible for appointment as a successor warrant agent under the provisions of Section 12. In case at the time such successor to the

Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

SECTION 11.  Warrant Agent.  The Warrant Agent undertakes the duties and obligations imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Warrant Agent) upon the following terms and conditions, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound:

(a)  The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates and the Warrant Share Certificates except as herein otherwise provided.

(b)  The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

(c)  The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder in respect of any action taken, suffered or omitted to be taken by it hereunder in accordance with the opinion or the advice of such counsel.

(d)  The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(e)  The Company agrees (i) to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent (including fees and expenses of its counsel) and to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges and disbursements of any kind and nature incurred by the Warrant Agent in the preparation, delivery, execution, administration and amendment of this Agreement and the exercise and performance of its duties hereunder and (ii) to indemnify the Warrant Agent (and any predecessor Warrant Agent) and save it harmless against any and all claims (whether asserted by the Company, a holder or any other person), damages, losses, fines, penalties, settlements, expenses (including taxes other than taxes based on the income of the Warrant Agent), liabilities, including judgments, costs and counsel fees and expenses, for any action taken, suffered or omitted to be taken by the Warrant Agent in connection with the execution of this Agreement and the acceptance and administration of this Agreement, except as a result of its gross negligence or willful misconduct (each as finally determined by a court of competent jurisdiction). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.  The provisions of this Section 11 shall survive the expiration of the Warrants, the termination of this Agreement and the resignation or removal of the Warrant Agent.

(f)  The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered Warrantholders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to it for any costs and expenses which may be incurred, but this provision shall not limit the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or Warrant Share Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(g)  The Warrant Agent, and any stockholder, affiliate, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(h)  The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in connection with this Agreement except for its own gross negligence or willful misconduct, each as finally determined by a court of competent jurisdiction.  Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage.

(i)  The Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

(j)  Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrant Agent shall have any liability to any Warrantholder or other person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

(k)  With respect to the exercise by a Warrantholder of any Warrants in accordance with the terms of this Agreement and with respect to any other actions or omissions that may arise as a result of or under this Agreement, to the extent the Warrant Agent has any questions or uncertainties as to what actions it should take with respect thereto, the Warrant Agent may seek written direction from the Company as to what course of action the Warrant Agent should take and the Warrant Agent shall be fully protected and incur no liability in refraining from taking any action thereunder unless and until the Warrant Agent has received such written direction from the Company.  Any application by the Warrant Agent for such written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(l)  No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(m)  Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization and protection to the Warrant Agent for any action taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

(n)  The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the President, a Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer.

(o)  The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence or willful misconduct (each as finally determined by a court of competent jurisdiction) in the selection and continued employment thereof.

SECTION 12.  Change of Warrant Agent.  The Warrant Agent or any successor Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company.  Upon such resignation or if the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate or a Warrant Share Certificate, then the registered holder of any Warrant Certificate or Warrant Share Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The Majority Warrantholders shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent must be approved by the Company, which shall not unreasonably withhold such approval. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent upon payment of all fees and expenses due it and its agents and counsel shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 12, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

SECTION 13.  Notices to Company and Warrant Agent.  Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if delivered by facsimile transmission (provided confirmation of receipt is received immediately thereafter) or when received, if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

The Doe Run Resources Corporation

1801 Park 270 Drive

Suite 300

St. Louis, MO  63146

Attention:  Chief Financial Officer

Telecopy:  (314) 453-7178

with a copy to:

Cadwalader, Wickersham & Taft

100 Maiden Lane

New York, NY  10038

Attn:       Michael Ryan, Esq.

In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the office of the Warrant Agent designated for such purpose.

Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if delivered by facsimile transmission (provided confirmation of receipt is received immediately thereafter) or deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

State Street Bank and Trust Company

Corporate Trust Administration

225 Asylum, 23rd Floor

Hartford, CT 06103

Attention:  Gregory Donovan

Facsimile No.:  860-244-1897

with copies to:

Shipman & Goodwin LLP

One American Row

Hartford, CT 06103-2819

Attn: Thomas Tresselt., Esq.

Facsimile No.: 860-251-5899

and

Ropes & Gray

One International Place

Boston, MA 02110

Attn:  Collin J. Beecroft, Esq.

Facsimile No.: 617-951-7050

SECTION 14.  Supplements and Amendments.  The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrant Certificates without the approval of any Warrantholders in order to cure any ambiguity or to correct or supplement any provision contained herein or therein which may be defective or inconsistent with any other provision herein, or to make any other revisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Warrantholders.  Any supplement or amendment not covered by the preceding sentence shall require the consent of the Majority Warrantholders, the Company and the Warrant Agent; provided that any supplement or amendment which has a disproportionate impact on one or more series of Warrants (in comparison to all other series of Warrants) shall require the approval of holders of a majority of the series of Warrants so effected; provided further that any supplement or amendment which has a disproportionate impact on the holders of Warrant Shares (in comparison to the holders of series of Warrants) shall require the approval of holders of a majority of the Warrant Shares then issued and outstanding.  Prior to executing any supplement or amendment, the Warrant Agent shall be entitled to rely on an officer’s certificate of the Company to the effect that such amendment or supplement complies with the terms of this Section.  Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Warrant Agent must be obtained in connection with any supplement or amendment which alters the rights or duties of the Warrant Agent.

SECTION 15.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 16.  Termination.  This Agreement will terminate on the date on which the Put Option or the Call Option shall have been exercised or the Expiration Purchase shall have occurred.  The provisions of Section 11 hereof shall survive such termination.

SECTION 17.  Governing Law; Submission to Jurisdiction: Waiver of Jury Trial.  This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.  Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts and of any Massachusetts state court sitting in Boston for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

SECTION 18.  Benefits of This Agreement.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Warrantholders any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrantholders.

SECTION 19.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

[Warrant Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

THE DOE RUN RESOURCES CORPORATION

By	/s/ Marvin Kaiser
Name:	Marvin Kaiser
Title:	Executive Vice President

STATE STREET BANK AND TRUST COMPANY, as Warrant Agent

By	/s/ Gregory M. Donovan
Name:	Gregory M. Donovan
Title:	Assistant Vice President

EXHIBIT A

[Form of Series A Warrant Certificate]

[Face]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

EXERCISABLE ON OR AFTER NOVEMBER 1, 2008 AND ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON OCTOBER 29, 2012, SUBJECT TO CERTAIN RESTRICTIONS IN THE WARRANT AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CALL OPTION UPON THE SATISFACTION OF CERTAIN CONDITIONS DESCRIBED IN SECTION 6.7 OF THE WARRANT AGREEMENT DATED AS OF OCTOBER 29, 2002 (AS AMENDED, SUPPLEMENTED AND OTHERWISE MODIFIED FROM TIME TO TIME), BETWEEN THE DOE RUN RESOURCES CORPORATION AND STATE STREET BANK AND TRUST COMPANY, AS WARRANT AGENT (THE “WARRANT AGREEMENT”).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND ENTITLED TO THE BENEFIT OF A PUT OPTION UPON THE SATISFACTION OF CERTAIN CONDITIONS DESCRIBED IN, AND SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN, SECTION 6.6 OF THE WARRANT AGREEMENT.

No.	Warrants

Warrant Certificate

THE DOE RUN RESOURCES CORPORATION

This Warrant Certificate certifies that                                             , or registered assigns, is the registered holder of                     Series A Warrants expiring October 29, 2012 (the “Warrants”) to purchase Common Stock, par value $0.10 per share (the “Common Stock”), of The Doe Run Resources Corporation, a New York corporation (the “Company”). Each Warrant entitles the holder upon exercise to receive from the Company on or after November 1, 2008 and on or before 5:00 p.m. New York City Time on October 29, 2012, that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant Share”) as set forth below at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement referenced below payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the conversion provisions of Section 6.1.1 of the Warrant Agreement.

Each Warrant is initially exercisable for one share of Common Stock, and the Initial Exercise Price per share of Common Stock for any Warrant is equal to $5,997 per share.  The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to certain restrictions in Section 6.1.1 of the Warrant Agreement, Warrants may be exercised at any time on or after November 1, 2008 and on or before 5:00 p.m. New York City Time on October 29, 2012 and to the extent not exercised by such time such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, The Doe Run Resources Corporation has caused this Warrant Certificate to be signed by its authorized representatives.

THE DOE RUN RESOURCES CORPORATION

By
[Name]
[Title]

By
[Name]
[Title]

Countersigned:

Dated:

STATE STREET BANK AND TRUST COMPANY,

As Warrant Agent

By
Authorized Signatory

[Form of Series A Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Series A Warrants expiring October 29, 2012 entitling the holder on exercise to receive shares of Common Stock, par value $0.10 per share, of the Company (the “Common Stock”), and are issued or to be issued pursuant to a Warrant Agreement dated as of October 29, 2002 (the “Warrant Agreement”), duly executed and delivered by the Company to State Street Bank and Trust Company, a Massachusetts Trust company, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

Warrants may be exercised at any time on or after November 1, 2008 and on or before 5:00 p.m. New York City time on October 29, 2012, subject to restrictions in Section 6.1.1 of the Warrant Agreement.  The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and the number of shares of Common Stock issuable upon exercise may be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The holders of the Warrants are entitled to certain rights with respect to the Common Stock purchasable upon exercise thereof and otherwise. Said rights are set forth in full in an Investor Rights Agreement dated as of October 29, 2002, among the Company and certain other parties named therein.  A copy of the Investor Rights Agreement may be obtained by the holder hereof upon written request to the Company.

The Warrants are subject to a call option on behalf of the Company upon the satisfaction of certain conditions contained in Section 6.7 of the Warrant Agreement.

The Warrants are subject to, and entitled to the benefits of, a put option upon the satisfaction of certain conditions contained in Section 6.6 of the Warrant Agreement.

The holders of the Warrants have certain restrictions on transfer as outlined in the Warrant Agreement.

Warrant Certificates, when surrendered at the office of the Warrant Agent designated for such purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Series A Warrant Certificate, to receive                    shares of Common Stock and herewith tenders payment for such shares to the order of The Doe Run Resources Corporation in the amount of $                  in accordance with the terms hereof unless the holder is exercising Warrants pursuant to the conversion provisions of Section 6.1.1 of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of                         , whose address is                                                     and that such shares be delivered to                                    whose address is                                                                       .  [If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Series A Warrant Certificate representing the remaining balance of such shares be registered in the name of                 , whose address is                                                    , and that such Warrant Certificate be delivered to                                   , whose address is                                  .]

Signature:

Date:

Signature Guaranteed:

EXHIBIT B

[Form of Series      Warrant Certificate]

[Face]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

EXERCISABLE ON OR AFTER NOVEMBER 1, 2008 AND ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON OCTOBER 29, 2012, SUBJECT TO CERTAIN RESTRICTIONS IN THE WARRANT AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CALL OPTION UPON THE SATISFACTION OF CERTAIN CONDITIONS DESCRIBED IN SECTION 6.7 OF THE WARRANT AGREEMENT DATED AS OF OCTOBER 29, 2002 (AS AMENDED, SUPPLEMENTED AND OTHERWISE MODIFIED FROM TIME TO TIME), BETWEEN THE DOE RUN RESOURCES CORPORATION AND STATE STREET BANK AND TRUST COMPANY, AS WARRANT AGENT (THE “WARRANT AGREEMENT”).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND ENTITLED TO THE BENEFIT OF A PUT OPTION UPON THE SATISFACTION OF CERTAIN CONDITIONS DESCRIBED IN, AND SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN, SECTION 6.6 OF THE WARRANT AGREEMENT.

No.	Warrants

Warrant Certificate

THE DOE RUN RESOURCES CORPORATION

This Warrant Certificate certifies that                                                       ,or registered assigns, is the registered holder of                             Series       Warrants expiring October 29, 2012 (the “Warrants”) to purchase Common Stock, par value $0.10 per share (the “Common Stock”), of The Doe Run Resources Corporation, a New York corporation (the “Company”). Each Warrant entitles the holder upon exercise to receive from the Company on or after November 1, 2008 and on or before 5:00 p.m. New York City Time on October 29, 2012, that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant Share”) as set forth below at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement referenced below payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the conversion provisions of Section 6.1.1 of the Warrant Agreement.

Each Warrant is initially exercisable for one share of Common Stock, and the Initial Exercise Price per share of Common Stock for any Warrant is equal to $               per share.  The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to certain restrictions in Section 6.1.1 of the Warrant Agreement, Warrants may be exercised at any time on or after November 1, 2008 and on or before 5:00 p.m. New York City Time on October 29, 2012 and to the extent not exercised by such time such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, The Doe Run Resources Corporation has caused this Warrant Certificate to be signed by its authorized representatives.

THE DOE RUN RESOURCES CORPORATION

By
[Name]
[Title]

By
[Name]
[Title]

Countersigned:

Dated:

STATE STREET BANK AND TRUST COMPANY,
As Warrant Agent

By
Authorized Signatory

[Form of Series       Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Series      Warrants expiring October 29, 2012 entitling the holder on exercise to receive shares of Common Stock, par value $0.10 per share, of the Company (the “Common Stock”), and are issued or to be issued pursuant to a Warrant Agreement dated as of October 29, 2002 (the “Warrant Agreement”), duly executed and delivered by the Company to State Street Bank and Trust Company, a Massachusetts trust company, warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

Warrants may be exercised at any time on or after November 1, 2008 and on or before 5:00 p.m. New York City time on October 29, 2012, subject to restrictions in Section 6.1.1 of the Warrant Agreement.  The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and the number of shares of Common Stock issuable upon exercise may be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The holders of the Warrants are entitled to certain rights with respect to the Common Stock purchasable upon exercise thereof and otherwise. Said rights are set forth in full in an Investor Rights Agreement dated as of October 29, 2002, among the Company and certain other parties named therein.  A copy of the Investor Rights Agreement may be obtained by the holder hereof upon written request to the Company.

The Warrants are subject to a call option on behalf of the Company upon the satisfaction of certain conditions contained in Section 6.7 of the Warrant Agreement.

The Warrants are subject to, and entitled to the benefits of, a put option upon the satisfaction of certain conditions contained in Section 6.6 of the Warrant Agreement.

The holders of the Warrants have certain restrictions on transfer as outlined in the Warrant Agreement.

Warrant Certificates, when surrendered at the office of the Warrant Agent designated for such purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Series      Warrant Certificate, to receive                   shares of Common Stock and herewith tenders payment for such shares to the order of The Doe Run Resources Corporation in the amount of $               in accordance with the terms hereof unless the holder is exercising Warrants pursuant to the conversion provisions of Section 6.1.1 of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of                             , whose address is                                           and that such shares be delivered to                              whose address is                                                           [If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Series     Warrant Certificate representing the remaining balance of such shares be registered in the name of                    , whose address is                                                          , and that such Warrant Certificate be delivered to                                                        , whose address is                                                 .]

Signature:

Date:

Signature Guaranteed:

EXHIBIT C

FORM OF COMMON STOCK CERTIFICATE

[Attached]

C-1